                               Pomeroy Computer Resources, Inc.
                           Exhibit 11 - Computation of Earnings Per Share
                             ( in thousands, except per share amounts )

  Primary Earnings Per Common Share
                             Quarter ended July 5,  Six months ended July 5,
                             _____________________  ________________________
                                1996       1997        1996       1997
                                ____       ____        ____       ____
  Net income for the period  $ 1,853    $ 3,969     $   498    $ 6,927
                             =======    =======     =======    =======

  Weighted common share        4,195      7,487       4,079      7,191

  Dilutive effect of
  options outstanding
  during the period              151        153         192        200
                             _______    _______     _______    _______

  Total common and common
  equivalent shares            4,346      7,679       4,232      7,391
                             =======    =======     =======    =======

  Earnings per common share  $  0.43    $  0.52     $  0.12    $  0.94
                             =======    =======     =======    =======


  Fully Diluted Earnings Per Common Share

                             Quarter ended July 5,  Six months ended July 5,
                             _____________________  ________________________
                                1996       1997        1996       1997
                                ____       ____        ____       ____
  Net income for the period  $ 1,853    $ 3,969     $   498    $ 6,927
                             =======    =======     =======    =======

  Weighted common share        4,195      7,487       4,079      7,191

  Dilutive effect of
  options outstanding
  during the period              159        200         163        204
                             _______    _______     _______    _______

  Total common and common
  equivalent shares          4,354        7,687       4,242      7,395
                             =======    =======     =======    =======

  Earnings per common share  $  0.43    $  0.52     $  0.12    $  0.94
                             =======    =======     =======    =======